UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2013

INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)  A Special Meeting of Stockholders of IntercontinentalExchange, Inc. (“ICE”) was held on June 3, 2013 to consider the proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of March 19, 2013, by and among NYSE Euronext, IntercontinentalExchange, Inc., IntercontinentalExchange Group, Inc., Braves Merger Sub, Inc. and Baseball Merger Sub, LLC (the “Merger Agreement”) and related proposals.

(b)  There were 72,764,989 shares of ICE common stock issued and outstanding on the record date and entitled to vote at the Special Meeting, and 62,084,887 shares represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting.  The results of the matters submitted to a stockholder vote at the Special Meeting are as follows:

1.  Approval of Acquisition:  ICE stockholders approved the adoption of the Merger Agreement.  The affirmative vote of a majority of the outstanding shares of ICE’s common stock entitled to vote on the proposal was required to approve this proposal.

For	Against	Abstain
61,890,011	30,020	164,856

2.  IntercontinentalExchange Group, Inc. Amended and Restated Certificate of Incorporation:  ICE stockholders approved each of five separate proposals relating to certain governance and other provisions in the IntercontinentalExchange Group, Inc. Amended and Restated Certificate of Incorporation (the “ICE Group Certificate of Incorporation”) that will be in effect upon completion of the merger.  The vote of a majority of votes cast affirmatively and negatively by ICE’s stockholders entitled to vote on the proposals was required to approve each of the proposals relating to the ICE Group Certificate of Incorporation.  Each of the five proposals was cross-conditioned upon the approval by ICE stockholders of the proposal to adopt the Merger Agreement and each other proposal relating to the ICE Group Certificate of Incorporation, and none of the proposals would have been approved unless each of the other proposals was approved.

Proposal 2A relating to the amount and classes of authorized stock was approved by the following vote:

For	Against	Abstain
60,571,395	1,342,691	170,801

Proposal 2B relating to the limitations on ownership and voting of common stock was approved by the following vote:

For	Against	Abstain
60,792,514	1,145,265	147,108

Proposal 2C relating to the disqualification of officers and directors and certain powers of the Board of Directors was approved by the following vote:

For	Against	Abstain
61,839,297	73,278	172,312

Proposal 2D relating to the considerations of the Board of Directors was approved by the following vote:

For	Against	Abstain
61,837,173	77,092	170,622

Proposal 2E relating to amendments to the ICE Group Certificate of Incorporation was approved by the following vote:

For	Against	Abstain
60,647,334	1,291,528	146,025

3.  Approval to Adjourn the Special Meeting:  ICE stockholders approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the foregoing proposals.  The vote of a majority of the votes cast affirmatively and negatively by ICE’s stockholders entitled to vote on the proposal was required to approve the proposal. Proposal 3 was approved by the following vote:

For	Against	Abstain
56,740,522	5,209,660	134,705

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE, INC.

Date: June 3, 2013	By:	/s/ Scott A. Hill
Scott A. Hill
Senior Vice President, Chief Financial Officer